UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 19, 2004	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1250 Broadway New York, New York 10001 (Address of Principal Executive Offices) (Zip Code)

(212) 231-7100 (Registrant’s telephone number, including area code)

 Item 2.           Acquisition or Disposition of Assets.

On August 19, 2004, 24/7 Real Media, Inc. (“24/7 Real Media” or the “Company”) completed the acquisition of all of the outstanding shares of Decide Holdings Pty Limited, an Australian limited company (“DHPL”),  pursuant to the terms and conditions of the Share Purchase Agreement (the “Agreement”), dated as of August 19, 2004, by and among the Company, DHPL and the shareholders of DHPL (the “Selling Shareholders”).

The Company paid total consideration of approximately $27.0 million to the Selling Shareholders in exchange for their DHPL shares, which consisted of $15.0 million in cash and approximately 4.5 million shares valued at $11.25 million (based on the closing price of the Company’s common stock on the Nasdaq SmallCap Market on August 19, 2004 of $2.50 per share).   The Company is required to pay up to an additional $7.5 million to the Selling Shareholders if DHPL achieves certain performance targets.  The cash portion of the purchase price was paid out of the working capital of the Company and the common stock portion of the purchase price consisted of newly issued shares.

Pursuant to the Agreement, the Selling Shareholders agreed to a lock-up provision restricting the resale of the shares of common stock received by them in the transaction.  The lock-up restrictions generally lapse in three equal installments, one on each of the effective date of the Registration Statement, February 19, 2004 and August 19, 2005, respectively.  Pursuant to the Agreement, the parties also entered into a registration rights agreement (the “Registration Rights Agreement”) which requires the Company to file a registration statement (the “Registration Statement”) covering the resale of the shares of common stock issued to the Selling Shareholders in connection with this transaction.  The parties also entered into an escrow agreement (the “Escrow Agreement”), pursuant to which approximately 2 million of the shares of common stock issuable to the Selling Shareholders will be held in escrow to secure the indemnification obligations of the Selling Shareholders.

The Company has also entered into employment agreements with the key executives of DHPL.

The foregoing description of the Company’s acquisition of DHPL is only a summary and is qualified in its entirety by reference to the exhibits filed herewith (other than Exhibit 99.1), all of which are incorporated by reference herein in their entirety.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The audited financial statements of DHPL required by this Form 8-K will be filed by amendment within sixty (60) days of the date hereof.

(b)           Pro Forma Financial Statements.

The pro forma financial statements of 24/7 Real Media required by this Form 8-K will be filed by amendment within sixty (60) days of the date hereof.

(c)                                  Exhibits.

2.1                                 Share Purchase Agreement, dated as of August 19, 2004, by and among the Company, DHPL and the Selling Shareholders.*

2.2                                 Escrow Agreement, dated as of August 19, 2004, by and among the Company, the Selling Shareholders and The Bank of New York, as escrow agent.

2.3                                 Registration Rights Agreement, dated as of August 19, 2004, by and among the Company and the Selling Shareholders.

99.1                           Press Release of 24/7 Real Media, Inc., dated August 19, 2004, entitled “24/7 Real Media Completes the Acquisition of Decide Holdings Pty Limited.”

* Exhibits and Schedules are omitted but will be furnished to the Commission Supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: August 19, 2004	By:	/s/ Mark E. Moran
		Name:	Mark E. Moran
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number
Description

2.1	Share Purchase Agreement, dated as of August 19, 2004, by and among the Company, DHPL and the Selling Shareholders.

2.2	Escrow Agreement, dated as of August 19, 2004, by and among the Company, the Selling Shareholders and The Bank of New York, as escrow agent.

2.3	Registration Rights Agreement, dated as of August 19, 2004, by and among the Company and the Selling Shareholders.

99.1	Press Release of 24/7 Real Media, Inc., dated August 19, 2004, entitled “24/7 Real Media Completes the Acquisition of Decide Holdings Pty Limited.”

* Exhibits and Schedules are omitted but will be furnished to the Commission Supplementally upon request.